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                                                                   EXHIBIT 99.1

                             SILICON GRAPHICS, INC.
                             INFORMATION STATEMENT

                             ---------------------

                                  DISTRIBUTION
                                       BY
                             SILICON GRAPHICS, INC.
                        OF 25,069,759 SHARES OF CLASS B
                    COMMON STOCK OF MIPS TECHNOLOGIES, INC.
                           TO SILICON GRAPHICS, INC.
                              COMMON SHAREHOLDERS

    We are sending you this Information Statement because we are spinning off shares of our MIPS Technologies, Inc. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing .13858 of a share of MIPS Technologies Class B common stock as a dividend on each outstanding share of Silicon Graphics, Inc. ("SGI") common stock entitled to receive the dividend, amounting to 25,069,759 shares of MIPS Technologies Class B common stock in total. The dividend will be distributed after market close on June 20, 2000 to holders of record of SGI common stock at 5:00 p.m. Eastern time on June 6, 2000.

    Between the record date and market close on June 20, 2000, the distribution date, shares of SGI common stock will be traded with due bills which transfer the entitled dividend distribution from the seller to the buyer.

    MIPS Technologies is a leading designer and developer of RISC-based high-performance 32- and 64- bit microprocessor intellectual property for embedded systems applications. The company licenses its intellectual property to semiconductor companies, ASIC developers and system OEMS.

    On May 15, 2000, the SGI Board of Directors determined that it would be in the best interests of SGI and its shareholders to spin-off its approximately 65% economic interest in MIPS Technologies. Following this spin-off, SGI will no longer own any shares of MIPS Technologies, and MIPS Technologies will be a fully independent, publicly-traded company.

    No vote of SGI shareholders is required in connection with the MIPS Technologies spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, certain tax consequences of the spin-off, MIPS Technologies and MIPS Technologies' Class B common stock, for your information only. If you would like more information, please call Scott Jeffries, Director, Investor Relations, at (650) 933-2620.

    Neither the Securities and Exchange Commission nor any state securities regulators have approved the MIPS Technologies Class B common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is June 8, 2000.

ROBERT BISHOP                            Silicon Graphics, Inc.
Chairman and                             1600 Amphitheatre Pkwy.
Chief Executive Officer                  Mountain View, CA 94303
                                         www.sgi.com

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                                                                      [SGI LOGO]

June 8, 2000

To our Shareholders:

    We are pleased to send you this Information Statement about our spin-off of MIPS Technologies, Inc. The Information Statement provides you with important information concerning:

    - the U.S. federal income tax treatment of the MIPS Technologies shares you will receive,

    - how we determined the number of shares you will receive,

    - how fractional shares will be treated,

    - a brief description of the background and business of MIPS Technologies, and

    - how you can obtain additional information about these matters.

    We are confident that the spin-off will benefit SGI, MIPS Technologies and you, our shareholders. Thank you for your investment in SGI.

Sincerely,

/s/ R. Bishop

Chairman and
Chief Executive Officer

                         INFORMATION ABOUT THE SPIN-OFF

THE SPIN-OFF

    On May 15, 2000, the SGI Board of Directors approved the spin-off of shares of MIPS Technologies to holders of SGI's common stock. To effect this spin-off, the SGI Board declared a dividend on SGI common stock consisting of 25,069,759 shares of MIPS Technologies Class B common stock owned by SGI. These shares represent about 65% of the outstanding MIPS Technologies common stock and entitle the holders to elect 80% of the Board of Directors. The dividend will be distributed after market close on June 20, 2000, in the amount of .13858 of a share of MIPS Technologies Class B common stock for each share of SGI common stock outstanding and entitled to receive the dividend on the record date as described below.

    You will not be required to pay any cash or other consideration for the whole shares of MIPS Technologies common stock distributed to you or to surrender or exchange your shares of SGI common stock to receive the dividend of MIPS Technologies common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

    For each share of SGI common stock that you owned at 5:00 p.m. Eastern time on June 6, 2000, the record date, you will be entitled to receive that number of shares equal to the quotient obtained by dividing the total number of shares of MIPS Technologies Class B common stock to be distributed in the spin-off by the number of shares of SGI common stock outstanding and entitled to receive the dividend at 5:00 p.m. Eastern Time on the record date. Thus, the following equation determines the number of shares of MIPS Technologies common stock you will be entitled to receive for each share of SGI common stock you hold:


Total number of Class B shares of MIPS
Technologies to be distributed in the spin-off        25,069,759
---------------------------------------------    =   -----------    =   .13858
Number of shares of SGI common stock                 180,899,254
outstanding and entitled to receive the
dividend as of 5:00 p.m., Eastern time,
on the record date


    Based on the number of shares of SGI common stock outstanding and entitled to receive the dividend as of 5:00 p.m. Eastern Time on June 6, 2000, you will be entitled to receive .13858 of a share of MIPS Technologies Class B common stock for each share of SGI common stock you owned at that time.

TRADING BETWEEN THE RECORD DATE AND DISTRIBUTION DATE

    Between the record date and market close on June 20, 2000, the distribution date, shares of SGI common stock will be traded with due bills which transfer the entitled dividend distribution from the seller to the buyer. Therefore, if you owned shares of SGI common stock at 5:00 p.m. Eastern time on the record date, and sell those shares on the market prior to market close on June 20, 2000, the distribution date, you will also be trading the shares of MIPS Technologies common stock that would have been distributed to you pursuant to the spin-off.

WHEN AND HOW YOU WILL RECEIVE THE DIVIDEND

    We will distribute the dividend after market close on June 20, 2000 by releasing our shares of MIPS Technologies Class B common stock to be distributed in the spin-off to EquiServe, our transfer agent. As of 5:00 p.m. Eastern time on June 20, 2000, the transfer agent will cause the shares of MIPS Technologies Class B common stock to which you are entitled to be registered in your name. As of that time, you will become the record holder of that number of shares of MIPS Technologies Class B common stock.

    The transfer agent will not deliver any fractional shares of MIPS Technologies Class B common stock in connection with the spin-off. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale.

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    You will receive stock certificates representing your ownership of whole shares of MIPS Technologies Class B common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of MIPS Technologies common stock on or promptly after June 20, 2000, the distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of MIPS Technologies Class B common stock will follow separately. We currently estimate that it will take about two weeks from the distribution date for the transfer agent to complete these mailings.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    TAX-FREE STATUS OF THE SPIN-OFF. We have received an opinion from our outside counsel stating that our distribution of whole shares of MIPS Technologies Class B common stock to our common shareholders in connection with the spin-off should be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

    - SGI common shareholders should not recognize a gain or loss by reason of the receipt of whole shares of MIPS Technologies common stock as a result of the spin-off; and

    - SGI should not recognize a gain or loss by reason of the spin-off.

    We and our shareholders will not be able to rely on the opinion of our outside counsel if any of the factual representations or assumptions we made to obtain the opinion are incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and we and our common shareholders could be subject to tax.

    SUBSEQUENT SALE OF STOCK. If you sell your shares of MIPS Technologies Class B common stock or SGI common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

    ALLOCATION OF TAX BASIS. The portion of your original tax basis in SGI common stock that is allocated to your SGI stock after the distribution can be derived by multiplying your original tax basis by the following ratio: the value of one share of SGI common stock divided by the sum of (i) the value of one share of SGI common stock plus (ii) the value of the number of MIPS shares received with respect to each share of SGI common stock in the distribution. (All values in the preceding sentence should be calculated as of June 21, 2000.) The remaining portion of your original tax basis is then allocated to the shares of MIPS received in the distribution. We will provide you with a more detailed letter describing the actual basis adjustment within a reasonable time following the distribution date.

    HOLDING PERIOD. The holding period for capital gains purposes of the shares of MIPS Technologies Class B common stock that you receive as a result of the spin-off will include the holding period for your shares of SGI common stock with respect to which your distribution of MIPS Technologies Class B common stock was made, provided that your shares of SGI common stock are held as a capital asset on the distribution date.

    TREATMENT OF FRACTIONAL SHARES. If you receive cash in lieu of a fractional share of MIPS Technologies Class B common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as

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described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the SGI common stock on which you received your distribution of MIPS Technologies Class B common stock.

    STATE, LOCAL AND FOREIGN TAX CONSEQUENCES. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of MIPS Technologies common stock and any payment for fractional shares.

    TAX RETURN STATEMENT. U.S. Treasury regulations require you to attach to your U.S. federal income tax return, for the year in which the spin-off occurs, a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

    The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to shareholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All shareholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                      INFORMATION ABOUT MIPS TECHNOLOGIES

    MIPS Technologies is a leading designer of high-performance processors, cores and related intellectual property for use in a wide variety of advanced digital consumer products and business equipment. Its designs are based on 32- and 64-bit reduced instruction set computing (RISC) architectures. Its 64-bit RISC architecture is the volume leading architecture for 64-bit processors. MIPS Technologies licenses its designs and related intellectual property to semiconductor companies and system original equipment manufacturers. Together with its licensees, MIPS Technologies offers a variety of high-performance processors in standard, custom, semi-custom and application specific products. MIPS Technologies' licensees include, among others, Alchemy
Semiconductor, Inc.; ATI Technologies Inc.; Broadcom Corporation; Centillium Communications, Inc.; Chartered Semiconductor Manufacturing Ltd.; ESS Technology, Inc.; Excess Bandwith Corporation; General Instrument Corporation; IDT Technologies; Lara Networks, Inc.; LSI Logic Corporation; Metalink Ltd.; NEC Corporation; NKK Corporation; Philips Semiconductors; QuickLogic Corporation; Quantum Effect Devices, Inc. (QED); Sandcraft, Inc.; SiByte, Inc.; Sony Corporation; Texas Instruments Incorporated; Toshiba Corporation; and Taiwan Semiconductor Manufacturing Company.

    MIPS Technologies serves several large, rapidly growing markets including communications and digital entertainment. MIPS Technologies is specifically targeting the emerging market for digital consumer products. It believes that its 32- and 64-bit processor designs are well suited for this market due to the scalability and performance of the MIPS RISC architecture and the cost and time-to-market advantages provided by its intellectual property. MIPS Technologies' core processor designs and related intellectual property have been incorporated into several key products in this market, including video games such as the Nintendo 64 and Sony PlayStation and PlayStation 2, handheld personal computers such as the Casio Cassiopeia and the NEC MobilePro, the Sharp Mobilion and the Vadem Clio, digital set-top boxes such as EchoStar's Dish Network and General Instrument's DCT-5000+ and Internet appliances from WebTV.

    MIPS Technologies has been a public company since June 1998. MIPS Technologies' revenue consists of royalties and contract revenue earned under contracts with licensees and under an agreement with Nintendo relating to sales of Nintendo 64 video game products. Of its total revenue of $71.7 million in the fiscal year ended June 30, 1999, 83% was generated from royalties and 17% from contract revenue. As of March 31, 2000, MIPS Technologies employed 160 people worldwide. MIPS Technologies has research and development facilities at its headquarters in Mountain View, California and in Copenhagen, Denmark.

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           BACKGROUND OF THE SEPARATION OF MIPS TECHNOLOGIES FROM SGI

    SGI acquired MIPS Technologies' predecessor, MIPS Computer Systems, Inc. in 1992. Following the acquisition, SGI continued the MIPS processor business through its MIPS Group (a division of SGI), which focused primarily on the development of high-performance processors for SGI's workstations and servers. As the cost to manufacture processors based on the MIPS technology decreased, the MIPS Group sought to penetrate the consumer market, both through supporting and coordinating the efforts of the MIPS semiconductor licensees and, most notably, by partnering with Nintendo in its design of the Nintendo 64 video game player and related cartridges. In order to increase the focus of the MIPS Group on the design and development of processor applications dedicated to the embedded market, in December 1997, SGI initiated a plan to separate the business of the MIPS Group from its other operations.

    In April 1998, the Boards of Directors of MIPS and of SGI approved a transaction pursuant to which SGI transferred to MIPS the assets and liabilities related to the design and development of processor intellectual property for embedded market applications. MIPS Technologies completed its initial public offering on July 6, 1998 and has since been a majority owned subsidiary of SGI.

    On January 14, 1999, SGI announced its intention to effect a multi-step divestiture of its remaining interest in MIPS Technologies. In light of SGI's intentions to dispose of its interest in MIPS Technologies, MIPS effected a recapitalization of its capital stock on April 5, 1999. The recapitalization was designed to permit an orderly, multi-step increase in the number of shares of MIPS common stock that are publicly traded while preserving SGI's ability to dispose of its remaining interest in MIPS in a transactions intended to be tax-free to SGI and its stockholders. As part of the recapitalization, MIPS common stock was redesignated as Class A common stock. Following the recapitalization, SGI exchanged the Class A common stock it owned for Class B common stock. As a result, SGI owned all of the outstanding shares of the Class B common stock and no shares of Class A common stock. The Class B common stock is entitled to elect 80% of the Board of Directors.

    On May 17, 2000, SGI announced its intention to spin-off its remaining interest in MIPS Technologies to the holders of SGI's common stock.

                INFORMATION ABOUT MIPS TECHNOLOGIES COMMON STOCK

                         MIPS TECHNOLOGIES COMMON STOCK

    Under MIPS Technologies' Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 300,000,000 shares of which
(i) 150,000,000 shares are designated Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), (ii) 100,000,000 shares are designated
Class B Common Stock, par value $0.001 per share (the "Class B Common Stock") and (iii) 50,000,000 shares are designated preferred stock, par value $0.001 per share (the "Preferred Stock"). As of May 31, 2000, there were 13,364,545 shares of Class A Common Stock outstanding, 25,069,759 shares of Class B common stock and no shares of MIPS Technologies preferred stock outstanding.

    The relative rights of the holders of the Class A and Class B common stock are identical in all respects except for the voting rights. Holders of Class A common stock, voting as a separate class, are entitled to elect 20% of the directors, and in no event less than one director. Each share of Class A common stock has one vote in the election of such directors. Holders of Class B common stock, voting as separate class, are entitled to elect the remaining directors, and in no event less than 80% of the directors.

    Shares of Class B common stock are automatically convertible into shares of Class A common stock (i) prior to the effectiveness of any merger or consolidation of MIPS Technologies in which all or substantially all of the capital stock is exchanged for the stock of another entity and MIPS stockholders immediately prior to the merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger or consolidation or (ii) at any time after the fifth anniversary of

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a tax-free distribution upon the approval of such conversion by the holders of a majority of the Class A common stock and Class B common stock, voting as a single class.

MARKET FOR MIPS TECHNOLOGIES COMMON STOCK

    MIPS Technologies Class A common stock trades on the Nasdaq National Market under the symbol "MIPS." A public market was established for MIPS Technologies common stock as a result of MIPS Technologies' initial public offering in July 1998.

    An application has been filed with Nasdaq to list the Class B Common Stock under the symbol "MIPSB."

    The following table sets forth, for the periods indicated, the high and low last sale prices of MIPS Technologies Class A common stock as reported on the Nasdaq National Market.

2000                                                            HIGH       LOW
----                                                          --------   --------
Third Quarter (January 1 to March 31).......................   $90.69     $42.94
Fourth Quarter (April 1 to May 31)..........................   $55.75     $18.19

MIPS TECHNOLOGIES TRANSFER AGENT

    The transfer agent and registrar for MIPS Technologies common stock is Equiserve. You may contact the transfer agent and registrar at the following address:

    Fleet National Bank
    c/o Equiserve
    P.O. Box 8040
    Boston, MA 02266-8040

    MIPS Technologies and SGI are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. MIPS Technologies has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about MIPS Technologies, we urge you to read MIPS Technologies' reports filed with the SEC.

    You may read and obtain copies (at prescribed rates) of MIPS Technologies' and SGI's reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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